Exhibit 99.1

June 15, 2016

EFS 2015 MD&A

Overall, 2015 EFS net revenue declined 5% to $135 million, from $142 million. This decline was due to a 30% decrease in fuel prices impacting Fleet Solutions revenue offset by an increase in Corporate Payments revenue.

In the Fleet Solutions segments, EFS processed a total of 71 million OTR transactions, up 4% versus 2014. Processing transactions decreased 3% to 16 million and the blended rate per transaction declined 3%, due to declining fuel prices and composition mix within the portfolio.

Corporate Payment revenue increased 17% to $13 million. This was driven by a 23% increase in transaction volume and a 32% increase in spend, partially offset by an increase in rebates to larger Corporate payment customers.

Bad debt expense increased $2 million primarily due to the bankruptcy filing of a single OTR client and higher fraud in the Corporate Payments portfolio.

Depreciation, amortization and impairment expenses increased by $13 million to $72 million driven by a full year purchase accounting impact of amortizing intangibles related to Warburg Pincus’ purchase of EFS in 2014.

Other expenses were $17 million, down 81% or $74 million. In 2014 these expenses included $81 million of transaction costs associated with Warburg Pincus’ purchase of EFS. This decrease was offset by $3 million of costs associated with the current transaction with WEX and other one-time costs. The significant decrease in one-time costs from 2014 were also offset by a $2 million increase in foreign currency expense.

June 15, 2016

EFS Balance Sheet ($ in millions)

			As of December 31,		As of March 31,
	2012	2013	2014	2015	2016
Assets

Cash and Cash Equivalents	$26.5	$12.5	$80.2	$111.1	$76.9
Accounts Receivable, net	128.0	122.6	116.2	94.5	119.5
PP&E, net	19.6	23.2	22.7	18.4	17.9
Goodwill	268.8	269.4	586.3	586.3	586.3
Intangible Assets Subject to Amortization, net	207.1	169.1	577.0	514.2	499.1
Other Assets	4.7	7.9	23.0	19.8	18.7
Total Assets	$654.7	$604.7	$1,405.5	$1,344.4	$1,318.4
Liabilities
Accounts Payable	$62.7	$65.8	$77.7	$81.5	$91.1
Accrued Expenses	31.8	36.7	47.4	52.6	41.7
Deposits	63.3	64.7	81.9	78.6	66.3
Revolving Line-of-Credit Facility	41.0	117.0	--	--	732.8
Long Term Debt	233.3	97.2	736.3	733.5	--
Deferred Tax Liability	--	--	1.3	0.6	--
Other Liabilities	8.9	0.4	0.1	0.1	3.1
Total Liabilities	$441.1	$381.9	$944.6	$946.9	$935.0
Equity
Invested Capital	169.9	169.9	492.9	494.7	495.1
Non-Controlling Interest	6.2	5.0	--	--	--
Retained Earnings	37.6	47.9	(32.00)	(97.20)	(111.70)
Total Equity	$213.7	$222.8	$460.9	$397.5	$383.4
Total Equity and Liabilities	$654.7	$604.7	$1,405.5	$1,344.4	$1,318.4

June 15, 2016

EFS Income Statement ($ in millions)

	Year Ended December 31,			LTM
	2013	2014	2015	3/31/16

Net Revenue	$134.7	$142.4	$134.8	$134.2
Expenses
Salary and Other Personnel	$37.3	$38.5	$40.0	$41.6
Bad Debt Expense	2.4	3.3	5.2	5.3
Depreciation	6.7	8.2	9.1	8.2
Amortization of Intangibles	39.2	50.3	62.8	62.3
Other	19.4	100.0	24.9	25.8
Total operating expenses	$104.9	$200.3	$142.0	$143.2
Operating profit	$29.8	($57.90)	($7.20)	($9.00)
Other Income (Expense)	(0.80)	--	(1.80)	(0.90)
Interest Expense	(8.50)	(34.70)	(56.30)	(57.40)
Income Before Taxes	20.4	(92.50)	(65.40)	(67.30)
Income Tax Expense (Benefit)	--	0.2	(0.20)	(0.20)
Net Income	$20.4	($92.70)	($65.20)	($67.10)
Noncontrolling Interest	(0.80)	(0.50)	--	--
Net Income Attributable to Shareholders	$19.6	($93.10)	($65.20)	($67.10)

June 15, 2016

EFS Adjusted EBITDA Reconciliation ($ in millions)

		Year Ended December 31,			LTM
		2013	2014	2015	3/31/2016

	Net Income	$19.6	(93.10)	(65.20)	(67.10)
	Interest Expense (Income)	8.5	34.7	56.4	57.4
	Depreciation & Amortization	45.9	58.5	71.9	70.5
	Taxes	0.0	0.2	(0.20)	(0.20)
	Consolidated EBITDA	$73.9	$0.3	$62.9	$60.7
	Non-Cash Management Option Plan	--	0.6	1.8	1.8
	FX	0.2	0.00	1.8	0.9
A	Deal Expenses	(0.60)	79.8	1.6	1.6
B	Outside Professional Services	1.1	0.1	0.6	0.6
C	Bad Debt Expense	--	--	1.1	1.1
	Other	2.4	(0.10)	0.6	0.5
	Consolidated Adjusted EBITDA	$77.1	$80.6	$70.3	$67.1
D	Run Rate Impact of New Customers				18.8
E	Customer Backlog				7.7
	EFS Pro Forma Adjusted EBITDA				$93.6

A.
Deal Expenses– In connection with the acquisition and divestiture of EFS by Warburg Pincus, its current private equity sponsor. Merger related fees and compensation amounts paid to advisors, legal attorneys, and employees

B.
Outside Professional Services – Consulting expenses paid to Alvarez & Marsal to improve efficiency of implementing cards to customers, as well as hire an additional head of sales to assist with the process

C.
Bad Debt Expense – $1.1 million write-off in Q4 2015 of bad debt from one account that then quickly went bankrupt thereafter; labeled as a one-time, unique event, as previous largest bad debt was approximately $300k

D.	Run Rate Impact of New Customers – Full year run-rate impact of implemented customers who have begun using their cards, but are not yet operating at run-rate

E.	Customers Backlog – Run-rate impact of newly signed customer contracts where customers have not yet been received or started using their cards

Pro Forma Financial Summary
Balance Sheet ($ in millions
		As of March 31, 2016
Assets	WEX	EFS	Adjustments	Pro Forma
Cash and Cash Equivalents	$515.3	$76.9	($17.80)	$574.4
Account Receivable, net	1,567.2	119.5	--	$1686.7
Securitized Accounts Receivable	86.3	--	--	86.3
Income Taxes Receivable	6.8	--	44.8	51.6
Available for Sale Securities	19.2	--	--	19.2
Fuel Price Derivatives, at Fair Value	--	--	--	--
PP&E, net	146.5	17.9	--	164.4
Deferred Income Taxes, net	9.2	--	20.0	29.2
Goodwill	1,123.5	586.3	326.4	2,036.2
Intangible Assets Subject to Amortization, net	461.6	499.1	89.9	1,050.6
Other Assets	208.3	18.7	--	227.0
Total Assets	$4,143.9	$1,318.4	$463.3	$5,925.6
Liabilities
Accounts Payable	$451.8	$91.1	$--	$542.9
Accrued Expenses	165.4	41.7	--	207.1
Deposits	1,041.7	66.3	--	1,108.0
Securitized Debt	75.1	--	--	75.1
Revolving Line-of-Credit Facilities and Term Loan	671.0	732.8	434.5	1,838.3
Deferred Income Taxes, net	94.5	--	105.0	199.5
Notes Outstanding	395.0	--	--	395.0
Other Debt	50.6	--	--	50.6
Amounts Due Under Tax Receivable Agreement	57.5	--	--	57.5
Other Liabilities	10.0	3.1	--	13.1
Total Liabilities	$3,012.6	$935.0	$539.5	$4,487.1
Equity
Common Stock and Additional Paid in Capital	$176.9	$495.1	(131.60)	$540.4
Non-Controlling Interest	13.0	--	--	13.0
Retained Earnings	1,206.7	(111.70)	55.4	1,150.4
Accumulated Other Comprehensive Income	(93.00)	--	--	(93.00)
Less: Treasury Stock	(172.30)	--	--	(172.30)
Total Equity	$1,131.3	$383.4	($76.20)	$1,438.5

Total Equity and Liabilities	$4,143.9	$1,318.4	$463.3	$5,925.6

Note: The Pro Forma Balance Sheet assumes acquisition on January 1, 2015 at a share price of $90.61.

June 15, 2016

Income Statement ($ in millions)

		LTM as of March 31, 2016
	WEX	EFS	Adjustments	Pro Forma

Revenue	$858.3	$134.2	$--	$992.5
Expenses
Salary	$239.6	$41.6	$--	$281.2
Provision for Credit Loss	22.8	5.3	--	28.1
Depreciation	35.7	8.2	--	43.9
Amortization of Intangibles	48.3	62.3	24.8	135.4
Other	290.2	25.8	(4.00)	312.0
Total Operating Expenses	$636.6	$143.2	$20.8	$800.6
Operating Profit	$221.7	(9.00)	(20.80)	$191.9
Other	20.8	(0.90)	--	19.9
Interest Expense	(55.70)	(57.40)	6.1	(107.00)
Total Other Income (Expense)	(34.90)	(58.30)	6.1	(87.10)
Income Before Income Taxes	186.8	(67.30)	(14.70)	104.8
Income Tax (Expense) Benefit	(74.00)	0.2	34.5	(39.30)
Net Income	$112.8	(67.10)	$19.8	$65.5

Less:Net Gain (Loss) Attributable to NCI	0.7	--	--	0.7
Net Earnings Attributable to WEX Inc.	$112.1	(67.10)	$19.8	$64.8
Accretion of Non-Controlling Interest	(9.40)	--	--	(9.40)
Net Earnings Attributable to Shareholders	$102.7	(67.10)	$19.8	$55.4
Note: Adjustments include addition of amortization expense and the exclusion of fees and acquisition expenses, subject to finalization of purchase accounting.

Pro Forma Capitalization

($ in millions)

Sources	Pro Forma
New Revolver ($470mm)	$200
New Term Loan A	445
New Term Loan B	1,210
New Equity to Seller [1]	364
Total Sources	**$2,219**

Uses	
EFS Purchase Price [1]	$1,464
Repay Existing Revolver	219
Repay Existing Term Loan A	452
Estimated Fees and Expenses	60
Cash to Balance Sheet	24
Total Uses	**$2,219**

($ in millions)

Pro Forma Capitalization	Reported as of 3/31/2016	Pro Forma Structure 3/31/2016
Cash	$515	$539
Existing Revolver ($700mm)	219	--
New Revolver ($470mm)	--	200
Existing Term Loan A	452	--
New Term Loan A	--	445
New Term Loan B	--	1,210
Existing Senior Notes (Springing Security)	--	400
UNIK Debt	6	6
Total Secured Debt	**$677**	**$2,261**
Existing Senior Unsecured Notes	400	--
Total Debt	**$1,077**	**$2,261**
Securitization Facilities [2]	75	75
Market Capitalization [1]	$3,512	$3,876
Total Capitalization	**$4,589**	**$6,137**
LTM Adjusted EBITDA		
WEX	367	367
EFS	--	94
Synergies	--	18
Pro Forma Adjusted EBITDA	**$367**	**$479**
LTM Credit Statistics		
Total Secured Debt / Adjusted EBITDA		4.7x
Total Debt / Adjusted EBITDA		4.7x
Adjusted EBITDA / Interest Expense		4.6x
Total Debt / Total Capitalization		36.8%

(1) *Based on WEX share price as of June 10, 2016.*
(2) *Under the securitization facilities, the Company sells certain of its Australian receivables to a bankruptcy-remote subsidiary consolidated by the Company. These facilities are not included in total debt calculations.*

5

Growth and Diversification of Revenue and Increasing Profits

The stable growth of our core Fleet business has been complemented by the strong momentum and profitability of our non-fleet segments

($ in Millions)

Revenue

'11 – '15 Actual CAGR: 11.5%
$553.1
$116.4
$436.7
$623.2
$11.9
$140.7
$470.6
$717.5
$27.0
$163.0
$527.4
$817.6
$72.6
$182.9
$562.2
$996.6 (1)
$854.6
$120.3
$195.4
$539.0
2011
2012
2013
2014
2015
Fleet Payment Solutions
Travel & Corporate
Health & Employee Benefits

Adjusted EBITDA

'11 – '15 Actual CAGR: 10.7%
$255.5
$292.5
$343.0
$358.1
$448.5 (1)
$383.3
2011
2012
2013
2014
2015

Note: Figures not pro forma for impact of acquisitions.
(1) 2015 Revenue and Adjusted EBITDA adjusted holding fuel prices and currency constant at 2014 averages.

14

EFS Company Overview

Leading provider of innovative and customized fleet and corporate payment technology solutions designed to help customers drive efficiency and improve bottom line performance

TCH, LLC is Founded
T-Check Acquisition
Acquired by WEX Inc.
1998
2011
2012
2014
Today
First Data Merger
Acquired by Warburg Pincus

- *Provides transaction processing and analytics solutions that enable companies to manage and control purchases, payroll, settlement, cash advances, and more*
- *Operates in two primary business segments: Fleet Solutions and Corporate Payments*
- *Serves wide range of customers in the transportation, construction, manufacturing and retail industries*
- *Processes ~71 million OTR transactions annually*

Revenue

'11 – '15 Actual CAGR: 36.3%
$39.1
$85.1
$134.7
$142.4
$145.8 (1)
$134.8
2011
2012
2013
2014
2015

Adjusted EBITDA

'11 – '15 Actual CAGR: 42.6%
$17.0
$40.0
$77.1
$80.6
$81.3 (1)
$70.3
2011
2012
2013
2014
2015

(1) *FY 2015 Revenue and Adjusted EBITDA adjusted holding fuel prices constant at FY 2014 average.*

18

Scale and Customer Diversification

WEX Revenue: $855 million
EFS Revenue: $135 million
Pro Forma Revenue: $989 million
Travel and Corporate Payments 22.9%
Health 14.0%
Fleet 63.1%
Corporate Payments 10.0%
Fleet 90.0%
Travel and Corporate Payments 21.1%
Health 12.2%
Fleet 66.8%
WEX
+
EFS
=
Pro Forma

- *WEX currently has over 160,000 accepting locations, representing 90% of the fuel locations in the U.S.*
- *EFS maintains a market leading position among large long-haul vehicle fleets, further strengthening and diversifying WEX's core fleet operations across all truck types*
- *Combined company has lower relative exposure to fuel prices and increased exposure to transaction based fees*
- *Continued focus on higher growth payment verticals such as travel and healthcare*

Note: Based on FY 2015 period.

22

Stable Business and Financial Performance

WEX

(Transactions in millions)

CAGR 4.6%
371
385
406
21%
19%
16%
79%
81%
84%
2013
2014
2015
Fleet Payment Processing Transactions
Fleet Transaction Processing Transactions

- *WEX fleet transaction volume grew at a 4.6% CAGR from 2013 through 2015, illustrating a stable fleet card industry leading to consistent and recurring cash flows*
- *Growing shift from fixed-fee transaction processing transactions to variable-fee payment processing transactions*

EFS

(Transactions in millions)

CAGR 6.3%
63
69
71
2013
2014
2015
OTR Fleet Transactions

- *EFS OTR fleet transaction volume grew at a 6.3% CAGR from 2013 through 2015, adding to WEX's increasingly strong presence in the fleet card industry*

24

Stable Business and Financial Performance (Cont'd)

Proven history of deleveraging

- *WEX has displayed significant free cash flow generation, with free cash flow (EBITDA less CapEx) CAGR of 14% from 2006 to 2015 with consistency through the credit cycle*
- *Proven history of deleveraging, as the Company has the ability to attain a medium to long-term leverage target below 2.0-3.0x, illustrated by history of meaningful debt reduction after acquisitions*

WEX acquired RD Card (September 14, 2010)
WEX acquired FleetOne (October 4, 2012)
WEX acquired
▪Evo1 (July 16, 2014)
▪ExxonMobil Esso Card program (December 1, 2014)
0.9x
1.9x
1.2x
2.0x
2.0x
3.5x
2.8x
2009
2010
2011
2012
2013
2014
2015
Debt to EBITDA

Note: Debt to EBITDA figures pro forma for run-rate impact of acquisitions.

25

WEX Adjusted EBITDA Reconciliation

($ in millions)	FY 2012	FY 2013	FY 2014	FY 2015	LTM Q1 2016
Consolidated Net Earnings Attributable to WEX Inc.	**$96.9**	**$149.2**	**$202.2**	**$111.3**	**$112.1**
Income Tax Expense	109.5	90.1	101.6	75.3	74.0
Financing Interest Charges	10.4	29.4	36.0	46.2	55.7
Non-Recurring Charges Related to Permitted Transactions	6.3	--	8.7	0.3	0.3
Unrealized Non-Cash Losses / (Gains) in Connection with Swap Contracts	1.7	5.6	(48.3)	36.0	31.6
Depreciation & Amortization	75.3	58.2	70.4	83.1	84.0
Non-Recurring Cash Income or Gain	(9.8)	--	(27.5)	--	--
Other Non-Cash Charges	2.1	10.4	15.0	31.1	6.0
Adjusted EBITDA	**$292.5**	**$343.0**	**$358.1**	**$383.3**	**$363.6**
EFS Acquisition Expenses	--	--	--	3.6	3.6
Further Adjusted EBITDA	**$292.5**	**$343.0**	**$358.1**	**$386.9**	**$367.2**
EFS Pro Forma Adjusted EBITDA					93.6
Cost Synergies Base Case					17.9
Pro Forma Adjusted EBITDA					**$478.7**

Note: Prior year EBITDA's do not include acquisition pro formas.

31

EFS Pro Forma Adj. EBITDA Reconciliation

($ in millions)	FY 2013	FY 2014	FY 2015	LTM Q1 2016
Net Income (loss)	**$19.6**	**($93.1)**	**($65.2)**	**($67.1)**
Net Interest Expense	8.5	34.7	56.4	57.4
Depreciation and Amortization	45.9	58.5	71.9	70.5
Taxes	0.0	0.2	(0.2)	(0.2)
Consolidated EBITDA	**$73.9**	**$0.3**	**$62.9**	**$60.7**
Non-Cash Management Option Plan	--	0.6	1.8	1.8
Foreign Exchange	0.2	(0.0)	1.8	0.9
A Deal Expenses	(0.6)	79.8	1.6	1.6
B Outside Professional Services	1.1	0.1	0.6	0.6
C Bad Debt Expense	--	--	1.1	1.1
Other	2.4	(0.1)	0.6	0.5
Consolidated Adjusted EBITDA	**$77.1**	**$80.6**	**$70.3**	**$67.1**
D Run-Rate Impact of New Customers				18.8
E Customer Backlog				7.7
EFS Pro Forma Adjusted EBITDA				**$93.6**

wex 32

Projected Synergies

($ in millions)	Description of Cost Savings Opportunity	2016 50% Realized	2017 75% Realized	2018 100% Realized
Corporate Overhead and Other G&A	Headcount, Employee Expenses, Service Fees, Occupancy, Telecom, Insurance, and Other Costs	$4.7	$14.4	$18.0
Operations	Headcount	$1.1	$3.4	$4.7
IT	Headcount, Technology Leasing and Data Center Cost Reduction	$1.2	$3.7	$4.4
Sales and Marketing	Headcount, Marketing & Advertising and Postage Cost Reduction	$1.2	$3.8	$5.3
	Total Savings, Gross	**$8.2**	**$25.3**	**$32.4**
	Incremental Costs	(3.7)	(7.4)	(7.4)
	Total Savings, Net	**$4.5**	**$17.9**	**$25.0**

Note: 2016 represents a mid-year close.

33